SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                          DICK CLARK PRODUCTIONS, INC.
                          ----------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1)      Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)      Proposed maximum aggregate value of transaction:

         5)      Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                          DICK CLARK PRODUCTIONS, INC.

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 2, 2000

--------------------------------------------------------------------------------

         The Annual Meeting of Stockholders of dick clark productions, inc., a Delaware corporation (the "Company"), will be held at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York, on Thursday, November 2, 2000, at 11:30 a.m., local time, for the following purposes:

         1. To elect seven members of the Board of Directors to serve until the next annual meeting and until their successors have been duly elected and qualified.

         2. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending June 30, 2001.

         3.       To transact  such other  business as may properly  come before
                  the   Annual   Meeting  or  any  and  all   postponements   or
                  adjournments thereof.

         Only stockholders of record at the close of business on October 11, 2000, shall be entitled to notice of and to vote at the Annual Meeting or any and all postponements or adjournments thereof. A complete list of holders of common stock entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available at the Annual Meeting and will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of dick clark productions, inc., 3003 West Olive Avenue, Burbank, California 91505-4590.

                                              By order of the Board of Directors

                                              /s/ Martin Eric Weisberg
                                              Martin Eric Weisberg
                                              Secretary

October 12, 2000
Burbank, California

--------------------------------------------------------------------------------

                                    IMPORTANT

TO ASSURE PROPER REPRESENTATION AT THE ANNUAL MEETING, ALL STOCKHOLDERS ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

--------------------------------------------------------------------------------
                          dick clark productions, inc.
                             3003 WEST OLIVE AVENUE
                         BURBANK, CALIFORNIA 91505-4590

                               ------------------

                                 PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 2, 2000

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of dick clark productions, inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York, on Thursday, November 2, 2000, at 11:30 a.m., local time, or any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

         This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to stockholders on or about October 12, 2000.

         A copy of the Company's Annual Report for the fiscal year ended June 30, 2000 ("fiscal 2000"), is being sent to each stockholder of record as of October 11, 2000, together with this Proxy Statement.

                                VOTING SECURITIES

         Stockholders of record at the close of business on October 11, 2000, will be entitled to notice of, and to vote the shares of Common Stock of the Company, $.01 par value ("Common Stock"), and the shares of Class A Common Stock of the Company, $.01 par value ("Class A Common Stock"), held by them on such date, at the Annual Meeting or any and all postponements or adjournments thereof. The Common Stock and the Class A Common Stock are the Company's only classes of outstanding voting securities. Each share of Common Stock entitles the holder thereof to one vote and each share of Class A Common Stock entitles the holder thereof to ten votes. On October 11, 2000, there were 9,280,507 shares of Common Stock and 909,560 shares of Class A Common Stock outstanding and entitled to vote at the Annual Meeting.

         If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote for the Board of Directors' nominees for director, for ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending June 30, 2001 ("fiscal 2001"), and in their own discretion as to all other matters as may properly come before the Annual Meeting. Each such proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company, at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person who executed a proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

         The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the aggregate shares of Common Stock and Class A Common Stock outstanding at the close of business on October 11, 2000, will constitute a quorum.

         Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum. Shares that are voted to abstain will be considered cast with respect to that matter and will, in effect, be deemed negative votes on each proposal. However, abstentions and broker non-votes will have no effect on the outcome of the election of directors or issues requiring approval of a majority of the votes cast. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                                   PROPOSAL 1.
                              ELECTION OF DIRECTORS

         A Board of seven directors is to be elected at the Annual Meeting. The Board of Directors proposes the election of the following seven nominees to serve until the next Annual Meeting and until their successors are duly elected and qualified:

         Richard W. Clark
         Karen W. Clark
         Francis C. La Maina
         Enrique F. Senior
         Lewis Klein
         Jeffrey B. Logsdon
         Robert A. Chuck

         All of the nominees are present members of the Board of Directors. The Board has no reason to believe that any of the foregoing nominees will not serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute.

         If elected, all nominees are expected to serve until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

RICHARD W. CLARK
Director since: 1957
Age: 70

         Richard ("Dick") W. Clark has been Chairman and Chief Executive Officer and a director of the Company since its inception. He acts as executive producer on almost all of the television programs produced by the Company. Mr. Clark is also Chairman of United Stations Radio Networks Inc., a privately held radio network, and InfoAmerica, Inc., a publicly held company that owns and develops cable television franchises. Mr. Clark is the principal stockholder, as well as a director and executive officer, of Olive Enterprises, Inc., a Pennsylvania corporation ("Olive"). Olive is a company controlled by Mr. Clark. Mr. Clark also acts and provides talent services on a freelance basis.

KAREN W. CLARK
Director since: 1977
Age: 58

         Karen W. Clark became Vice President--Administration of the Company in July 1986 and was Secretary of the Company from 1977 to 1987. She serves as production assistant on many of the Company's television programs and is the Company's administrative coordinator. Ms. Clark is the wife of Richard W. Clark.

FRANCIS C. LA MAINA
Director since: 1974
Age: 61

         Francis C. La Maina became President of the Company in July 1986. Mr. La Maina serves as executive in charge of production on all television shows produced by the Company. From 1977 to 1986, he was Executive Vice President of the Company, and from 1974 to 1977, he was Vice President--Business Affairs of the Company. From 1966 to 1974, he served as Controller of the Company and as an associate producer. Mr. La Maina provides business related services to Mr. Clark in connection with Mr. Clark's non-Company business ventures and is a director and executive officer of Olive.

ENRIQUE F. SENIOR
Director since: 1987
Age: 57

         Since November 1982, Mr. Senior has been a Managing Director of Allen & Company Incorporated, an investment banking firm. For a number of years prior to November 1982, Mr. Senior was a Vice President of Allen & Company Incorporated.

LEWIS KLEIN
Director since: 1987
Age: 73

         From 1985 to 1993, Mr. Klein was President of Gateway Communications, Inc. ("Gateway"), a company which owns and operates several television stations. From 1972 to 1985, Mr. Klein served as Executive Vice President of Gateway, and he has been a director of Gateway since 1975. Mr. Klein is the founder and past president of the International Association of Television Program Executives and is currently President of its Educational Foundation. Since 1952, Mr. Klein has been a professor at the Temple University School of Communications.

JEFFREY B. LOGSDON
Director since: 1996
Age: 48

         Mr. Logsdon recently joined the investment banking firm of Gerard Klauer Mattison & Co. as Senior Vice President. From May 2000 until October 2000, Mr. Logsdon served as Managing Director for the financial services firm of WR Hambrecht + Co. From September 1998 to May 2000, Mr. Logsdon was Executive Vice President of Seidler & Co., where he served as Managing Director of the Capital Markets Group. From August 1996 to August 1998, Mr. Logsdon served as Managing Director of Cruttenden Roth, Inc., an investment banking and brokerage firm, where he was Director of Research.

From July 1990 to August 1996, Mr. Logsdon was a Managing Director of The Seidler Companies Incorporated, an investment banking company, where he served as Director of Institutional Equities. In 1995, Mr. Logsdon was named an All-Star Analyst by The Wall Street Journal for stocks in the category of cable and broadcasting.

ROBERT A. CHUCK
Director since: 1996
Age: 69

         Robert A. Chuck became Vice President--Special Projects of the Company in April 1993. He worked as a private consultant in the entertainment business area from December 1992 to March 1993. From January 1990 to November 1992, Mr. Chuck was Executive Vice President--Administration and Business Affairs of Triad Artists, Inc., a leading full-service talent agency. He was Executive Vice President and General Counsel of International Creative Management, Inc., another leading full-service talent agency, from 1978 through 1989. Overall, Mr. Chuck has held various business positions in the entertainment industry for over 30 years.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
            VOTE FOR EACH OF THE NOMINEES TO SERVE AS DIRECTORS UNTIL
               THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS
                        HAVE BEEN ELECTED AND QUALIFIED.

COMMITTEES

         The Board of Directors has an Audit Committee but does not have a Nominating Committee or Compensation Committee. The Audit Committee's functions are to serve as an independent and objective monitor of the Company's financial reporting process and internal control system, to review and appraise the audit efforts of the Company's independent auditors, and to provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The Audit Committee is currently composed of Messrs. Klein, Logsdon and Senior, each of whom is an independent Director of the Company. Pursuant to NASDAQ's Marketplace Rules, the Board of Directors adopted a written charter for the Audit Committee in June 2000, a copy of which is attached hereto as Appendix I. The Audit Committee did not meet during fiscal 2000, but intends to meet periodically in fiscal 2001, and, as of this date, has already met.

COMPENSATION OF DIRECTORS

         Non-employee directors receive an annual fee of $10,000 plus reimbursements of expenses incurred in connection with attendance at Board of Directors' meetings. For their attendance at meetings of the Audit Committee, members of the Audit Committee receive fees at the rate of $1,000 for telephonic meetings and $2,000 for in-person meetings.

MEETING OF THE BOARD OF DIRECTORS

         The Board of Directors met five times during fiscal 2000. Each director attended at least 75% of all of the meetings of the Board of Directors during fiscal 2000.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth information concerning the shares of Common Stock and Class A Common Stock beneficially owned as of October 11, 2000 by (i) each stockholder known to the Company to own beneficially more than 5% of the outstanding shares of either class of its Common Stock; (ii) the directors during the last fiscal year and nominees for director of the Company; (iii) the executive officers named in the Summary Compensation Table herein under "Executive Compensation"; and (iv) all executive officers and directors as a group. Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock and Class A Common Stock, based on information furnished by such owners, have sole investment power and voting power with respect to such shares.

COMMON STOCK

                                                                                                PERCENTAGE
                                                                                                ----------
                    NAME AND ADDRESS                           NUMBER OF SHARES                  OF CLASS
                    ----------------                           ----------------                  --------
                  OF BENEFICIAL OWNER                      BENEFICIALLY OWNED(1)(2)            OUTSTANDING
                  -------------------                      ------------------------            -----------
Richard W. Clark(3).....................................             6,764,262(4)                    72.89%
Karen W. Clark(3).......................................             3,561,143                       38.37%
Francis C. La Maina(3)..................................               909,501(5)                     9.59%
Robert A. Chuck(3)......................................                     0                       *
William S. Simon(3).....................................                25,526(6)                    *
Lewis Klein.............................................                 1,818                       *
     1475 Hampton Road
     Rydal, Pennsylvania 19046
Jeffrey B. Logsdon......................................                     1                       *
     13801 Von Karman, Suite 700
     Irvine, California 92715
Enrique F. Senior.......................................                     0                       *
     711 Fifth Avenue
     New York, New York 10022
All  officers,  directors and nominees for director as a
group (eight persons)...................................             7,701,108(7)                    81.01%

Charter Oak Partners, L.P.                                             812,200                        8.75%
     P.O. Box 5147
     Westport, Connecticut 06881

CLASS A COMMON STOCK

                                                                                                PERCENTAGE
                    NAME AND ADDRESS                           NUMBER OF SHARES                  OF CLASS
                  OF BENEFICIAL OWNER                        BENEFICIALLY OWNED(1)             OUTSTANDING
Richard W. Clark(3).....................................               818,605                          90%
Francis C. La Maina(3)..................................                90,955                          10%
                                                                       -------                          ---
All officers, directors and nominees for director as
a group (eight persons - only two beneficial
holders)................................................               909,560                         100%
-------------------

*  Less than 1%

(1) With the exception of Ms. Clark, and except where otherwise indicated, all parties listed below have sole voting and investment power over the shares beneficially owned by them. Pursuant to a voting trust agreement between Mr. Clark and Ms. Clark, Mr. Clark has the sole voting power over the shares owned by Ms. Clark.

(2) Does not include shares of Common Stock issuable upon conversion of Class A Common Stock.

(3) The business address of each of these individuals is 3003 West Olive Avenue, Burbank, California 91505-4590.

(4) Includes 3,561,143 shares owned by Ms. Clark and 433,436 shares owned by Olive.

(5) Includes 606 shares owned by Mr. La Maina's wife and options to purchase 200,649 shares of Common Stock which are currently exercisable.

(6) Includes options to purchase 25,526 shares of Common Stock which are currently exercisable.

(7) Includes 226,175 shares of Common Stock subject to options which are currently exercisable.

         Pursuant to an agreement between Messrs. Clark and La Maina, Messrs. Clark and La Maina have rights of first refusal to purchase each other's shares of Common Stock and Class A Common Stock in the event either wishes to sell his shares to a third party (other than a spouse or lineal descendant) or in a market transaction. A purchase by Mr. La Maina of shares held by Mr. Clark could result in a change of control of the Company. Pursuant to an agreement among Messrs. Clark, La Maina and Ms. Clark, Mr. Clark has rights of first refusal in the event Ms. Clark wishes to sell her shares to a third party or in a market transaction and a right of purchase in the event of her death, and Mr. La Maina has identical rights in the event Mr. Clark does not exercise his rights with respect to Ms. Clark's shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Messrs.

Klein and Simon each inadvertently did not file a Form 5 to report the acquisition of additional Common Stock received pursuant to the Company's 10% stock dividend granted to all of the Company's stockholders in fiscal 2000.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the annual and long-term compensation paid by the Company for services rendered in all capacities during the three years ended June 30, 2000, to the Chief Executive Officer of the Company and each of the most highly paid executive officers of the Company whose compensation exceeds $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                               Long Term
                                                                                          compensation awards
                                                                                          -------------------
     Name and Principal Position                           Annual compensation                   Options
                                          Year          Salary              Bonus                 (Shares)
                                 -----------------  ----------------    ---------------   -------------------------
Richard W. Clark....................         2000          $975,000           $689,797 (1)           --
   Chairman of the Board and                 1999          $975,000           --                     --
   Chief Executive Officer                   1998          $975,000           $632,154 (2)           --


Francis C. La Maina.................         2000          $556,963           $469,898 (1)           --
   President and Chief                       1999          $547,445           --                     --
   Operating Officer                         1998          $539,379           $438,103 (2)           --


William S. Simon........................     2000          $138,000            $25,000 (3)           --
   Vice President of Finance, Treasurer      1999          $128,333            $10,000 (4)           --
   and Chief Financial Officer               1998          $101,538           --                   30,000


(1) Represents bonus compensation earned with respect to fiscal 2000, which was paid during fiscal 2001.

(2) Represents bonus compensation earned with respect to fiscal 1998, which was paid during fiscal 1999.

(3) Represents bonus compensation earned with respect to fiscal 1999, which was paid during fiscal 2000.

(4) Represents signing bonus with respect to Mr. Simon's September 1, 1998 employment agreement.

EMPLOYMENT AGREEMENTS

         The Company and Mr. Clark are parties to an Employment Agreement dated as of July 1, 1997, pursuant to which Mr. Clark serves as Chairman and Chief Executive Officer of the Company. The Employment Agreement provides for a five
(5) year term commencing on July 1, 1997 and expiring on June 30, 2002, unless earlier terminated by the Company or Mr. Clark to the extent permitted by the Employment Agreement. The Employment Agreement also provides that the term thereof will be extended for an additional one year, each year, unless sixty
(60) days prior to the end of the then current year (April 1), the Company notifies Mr. Clark that it does not desire the employment term to extend for an additional one year. The Employment Agreement provides for a base salary of $975,000 and a bonus payable upon the Company's achievement of Pre-tax Profits above $7,000,000 per annum. Mr. Clark earned a bonus of $689,797 for the fiscal year ended June 30, 2000. The Employment Agreement also provides for various payments to Mr. Clark should the Company terminate Mr. Clark's employment with the Company, other than for Cause (as that term is defined in the Employment Agreement) or materially reduces Mr. Clark's responsibilities.

         Mr. La Maina serves as President and Chief Operating Officer of the Company pursuant to an Employment Agreement dated as of July 1, 1997, which provides for a five (5) year term commencing on July 1, 1997 and expiring on June 30, 2002, unless earlier terminated by the Company or Mr. La Maina to the extent permitted in the Employment Agreement. The Employment Agreement also provides that the term thereof will be extended for an additional one year, each year, unless sixty (60) days prior to the end of the then current year (April
1), the Company notifies Mr. La Maina that it does not desire the employment term to extend for an additional one year. The Employment Agreement provides for a base salary of $539,379 plus an annual adjustment, if applicable, based upon the percentage increase in the consumer price index for Los Angeles, California for the relevant twelve (12) month period. Based on the Company's Pre-tax Profits above $7,000,000 for a fiscal year, Mr. La Maina is entitled to receive a bonus payment. Mr. La Maina earned a bonus of $469,898 for the fiscal year ended June 30, 2000. The Employment Agreement also provides for various payments to Mr. La Maina should the Company terminate Mr. La Maina's employment with the Company, other than for Cause (as that term is defined in the Employment Agreement) or materially reduces Mr. La Maina's responsibilities or should Mr. La Maina terminate his employment upon a Change of Control (as such term is defined in the Employment Agreement). Mr. La Maina was also granted an option on September 1, 1992 to acquire up to 225,450 shares of the Company's Common Stock in accordance with the Company's 1987 Employee Stock Option Plan. At present, all unexercised options are fully exercisable.

         Mr. William S. Simon serves as Chief Financial Officer of the Company pursuant to an Employment Agreement dated as of September 1, 1998, which provides for a three (3) year term commencing on September 1, 1998 and expiring on September 1, 2001, unless earlier terminated by the Company or Mr. Simon to the extent permitted in the Employment Agreement. The Employment Agreement provides for an initial annual base salary of $130,000 which amount is subject to a $10,000 increase for each year of service. Pursuant to the terms of the Employment Agreement, the Company granted to Mr. Simon an option to purchase 30,000 shares of the Company's Common Stock. A third of the options vest and are exercisable on each of the anniversary dates of the Employment Agreement. The vesting is subject to acceleration in the event of a change of control, as defined in the agreement. In addition, pursuant to the terms of the Employment Agreement, the Company, in its sole discretion, may award Mr. Simon bonus compensation with respect to any complete fiscal year during which Mr. Simon provides services to the Company. The amount of such bonus will be determined by the Company, in its sole and absolute discretion. Mr. Simon's Employment Agreement contains confidentiality and nondisclosure provisions relating to the Company's business and all confidential information developed or made known to him during his term of employment.

STOCK OPTIONS

         The following table sets forth information with respect to the exercise of stock options during fiscal 2000 and the options held as of June 30, 2000 by each of the named executives.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                             OPTIONS AT FISCAL YEAR-END                    AT FISCAL YEAR-END ($)(1)

            NAME                EXERCISABLE     UNEXERCISABLE           EXERCISABLE             UNEXERCISABLE
            ----                -----------     -------------           -----------             -------------

Francis C. La Maina...........       200,649             0                 $1,715,549                   0
William S. Simon..............        13,976        23,100                     $7,195              $1,386

-----------------
(1) Represents the difference between the closing market price of the Common Stock at June 30, 2000 ($11.75 per share) and the exercise price ($3.20 per share for Mr. La Maina and $9.07 and $11.69 per share for Mr. Simon) of the options.

                        REPORT OF THE BOARD OF DIRECTORS

         The report of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The principal objectives of the Company's compensation program are to attract and retain qualified executives, to compensate for experience and goodwill, and to provide incentives for executives to enhance the profitability and growth of the Company and thus enhance shareholder value.

         During the fiscal year ended June 30, 2000, the Company's executive compensation program was administered by the Board of Directors. The executive compensation program consists principally of base salaries, performance bonuses and stock options.

         The  following   describes   components  of  the  Company's   executive
compensation program and the related factors considered by the Board in determining compensation.

         Base Salaries. Base salaries are determined after evaluating a number of factors, including market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities. The Board also intends that salaries be comparable to those paid for similar positions in other companies of similar size and performance. The length of service to the Company, experience within the industry, and the goodwill associated with their names are significant factors involved in the compensation of the Company's two highest executive officers.

         Performance Bonuses. Certain executives receive bonuses based upon the Company's achievement of specified financial targets. Such bonuses are intended to ensure that these employees have a continuing interest in the success of the Company.

         Discretionary Bonus. Certain executives receive bonuses based upon such criteria as the President and Chief Operating Officer of the Company in his sole and absolute discretion determines appropriate.

         Stock Options. The Company, through its Stock Option Committee and subject to the 1987 Employee Stock Option Plan and the 1996 Stock Option Plan, awards certain executives incentive stock options which generally vest over a number of years. The number of shares of Common Stock subject to an executive's stock option grant is determined with reference to the responsibility and experience of the executive and competitive conditions. By aligning the financial interests of the Company's executives with those of the Company's stockholders, these option awards are intended to be directly related to the creation of value for stockholders of the Company. The deferred vesting provisions are designed to create an incentive for the individual executive to remain with the Company.

         Benefits. The Company offers basic benefits, such as medical, life and disability insurance comparable to those provided by similar companies.

                                                     BOARD OF DIRECTORS


                                                     Richard W. Clark
                                                     Karen W. Clark
                                                     Francis C. La Maina
                                                     Lewis Klein
                                                     Enrique F. Senior
                                                     Jeffrey B. Logsdon
                                                     Robert A. Chuck


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Clark and La Maina and Ms. Clark, each of whom is a director and an officer of the Company, participated in discussions regarding compensation of executive officers. Each of the aforementioned individuals excused himself or herself from any deliberations regarding his or her own compensation during fiscal 2000.

         Messrs. Clark and La Maina are each directors and executive officers of Olive, a company controlled by Mr. Clark. Messrs. Clark and La Maina participated in deliberations regarding compensation of Olive's executive officers.

         During fiscal 2000, the Company provided management, consulting and office services to Olive and other companies owned by the Company's principal stockholders. The net amount paid by Olive and the other companies during fiscal 2000 for such services was $143,000 and $57,000, respectively. The Company believes that the terms of the foregoing transactions were no less favorable to the Company than could have been obtained from unaffiliated third parties on an arms-length basis.

         The American Bandstand(R) trademark (the "Mark") was transferred from Olive to the Company in fiscal 1998 in exchange for $10.00. As part of this license, the Company utilizes the following service marks and trademarks:
American Bandstand Grill(R); Dick Clark's American Bandstand Grill(R); and AB(R) (stylized). Olive also loans to the Company, without charge, certain memorabilia which the Company currently uses in The American Bandstand(TM) Grill restaurants.

PERFORMANCE GRAPH

         The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The following graph shows a five-year comparison for the period from July 1, 1995 to June 30, 2000 of cumulative total stockholder return (including the reinvestment of any dividends) of $100 invested in (i) the Company, (ii) an index of peer companies selected by the Company, and (iii) the NASDAQ Market Index.

                             STOCK PRICE PERFORMANCE
                     COMPARISON OF 5-YEAR CUMULATIVE RETURNS

                           (Performance Chart Omitted)

                          1995     1996         1997        1998          1999         2000
                          ----     ----         ----        ----          ----         -----
DCPI...................  100.00   162.74       151.39       158.86       174.65        162.74
PEER GROUP.............  100.00   125.84       103.30       138.24       157.31        143.42
NASDAQ..............     100.00   121.33       129.22       207.02       293.49        433.35


         The Company chose its peer group by selecting entertainment companies other than motion picture companies with revenues under $150 million and stock prices for two years or more. During the past several years, the Company used a criteria of revenues under $100 million dollars; however, as both the Company's and its peers' revenues have grown, the Company has chosen the higher value in order to maintain the majority of the peer group. The Company's peer group index includes Granite Broadcasting, Image Entertainment, J2 Communications, Kushner-Locke Company, Rentrak Corporation, Team Communications Group, Inc., and VDI MultiMedia. The peer group index included in this graph reflects the omission of the following companies for the reasons stated: Matthews Studio Equipment Group, which was delisted from NASDAQ in April 2000; Todd-AO Corporation, which became a majority-owned subsidiary of Liberty Livewire Corp. in June 2000; and Unitel Video, which was delisted from AMEX in December 1999. The Company has decided to replace the aforementioned omitted companies with Team Communications Group, Inc. and VDI Multimedia in its peer group index. Due to the unique composition and nature of the Company's businesses, the Company believes that the peer group index may not provide a meaningful comparison to comparable businesses.

                              CERTAIN TRANSACTIONS

         The Company is a tenant under a triple net lease (the "Lease") with Olive, covering the premises occupied by the Company in Burbank, California. The Lease provides for a term ending on December 31, 2000 at a per annum rent of $516,000 payable monthly commencing September 1, 1989, with adjustments based on the Consumer Price Index every 24 months. In fiscal 2000, the Company paid $649,000 under this lease agreement.

         The Company subleases a portion of the space covered by the Lease to Olive and to third parties owned by Messrs. Clark and La Maina on a month-to-month basis. The Company also pays Olive for certain storage services at a warehouse owned by Olive, for which the Company paid Olive $155,000 in fiscal 2000. The Company believes that the terms of the Lease, the subleases to Olive and to third parties and the warehouse services arrangement are no less favorable to the Company than could have been obtained from unaffiliated third parties on an arms-length basis.

         Mr. Clark is actively involved in the Company's television programming and many of the programs involve the executive producing services and creative talent of Mr. Clark. Mr. Clark's services are not exclusive to the Company.

         The Company pays Mr. Clark for his services as a performer on Company programs and for any use of his name and likeness in connection with activities outside the television and motion picture business. Compensation paid by the Company to Mr. Clark as a performer or for such use of his name and likeness is based on industry standards for performers of his stature. In fiscal 2000, 1999 and 1998 the Company paid Mr. Clark $762,000, $730,000 and $687,000, respectively, for his services as a performer on Company programs.

         See "Compensation Committee Interlocks and Insider Participation" for descriptions of certain business arrangements between the Company and Olive.

                                   PROPOSAL 2.
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has appointed Arthur Andersen LLP as the Company's independent accountants for fiscal 2001.

         Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

         Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal 2001 will require the affirmative vote of at least a majority of the votes of the shares of Common Stock and Class A Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                   VOTE FOR RATIFICATION OF THE APPOINTMENT OF
                      ARTHUR ANDERSEN LLP AS THE COMPANY'S
                     INDEPENDENT ACCOUNTANTS FOR FISCAL 2001

           ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

         As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any stockholder proposal intended to be included in the Company's proxy statement and form of proxy for presentation at the 2001 Annual Meeting of Stockholders (the "2001 Meeting") pursuant to Rule 14a-8, as promulgated under the Exchange Act ("Rule 14a-8"), must be received by the Company not later than June 3, 2001. As to any proposals submitted for presentation at the 2001 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2001 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before August 17, 2001. However, even if such notice is timely received, such proxies nevertheless may be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

         Any stockholder proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at 3003 West Olive Avenue, Burbank, California 91505-4590.

                             ADDITIONAL INFORMATION

         The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing, personal conversations, or by telephone or telegraph. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of its Common Stock.

                                              By order of the Board of Directors

                                              /s/ Martin Eric Weisberg
                                              Martin Eric Weisberg
                                              Secretary

October 12, 2000

                                   APPENDIX I

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                          dick clark productions, inc.

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors (the "Board") of dick clark productions, inc., a Delaware corporation (the "Corporation"), in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established or may in the future establish; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Review and appraise the audit efforts of the Corporation's independent auditors.

         o Provide an open avenue of communication among the independent auditors, financial and senior management and the Board.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter and such other activities consistent with this Charter as may from time to time be necessary or appropriate.

II.      COMPOSITION OF THE AUDIT COMMITTEE

         The Audit Committee shall be comprised of three (3) or more members of the Board as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. For purposes of this Charter, the definition of independent directors will be based on the rules of the National Association of Securities Dealers for audit committees, as amended, modified or supplemented from time to time. All members of the Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one (1) member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve at the pleasure of the Board or until their successors shall be duly elected and qualified. Unless a chairman of the Audit Committee (the "Chairman") is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee membership.

III.     MEETINGS

         The Audit Committee shall meet from time to time as called by the Chairman or as requested by the independent auditors. The Audit Committee may ask members of management or others (such as the Corporation's corporate counsel) to attend meetings of the Audit Committee and provide pertinent information as necessary. As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairman shall discuss with management the Corporation's quarterly financial statements consistent with Section IV.4. below. The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

IV.      RESPONSIBILITIES AND DUTIES

         The duties of the Audit Committee shall include the following:

Documents/Reports Review
------------------------

1. Review this Charter periodically, but at least annually, and update this Charter as conditions dictate.

2. Review, prior to its filing or prior to its release, as the case may be, the Corporation's Form 10-K and annual report to stockholders.

3. Review the Corporation's Form 10-Q prior to its filing. The Chairman may represent the entire Audit Committee for purposes of this review.

4. Review such other reports or other financial information submitted to the Securities and Exchange Commission or the public as the Audit Committee shall deem appropriate. The Chairman may represent the entire Audit Committee for purposes of this review.

Independent Auditors
--------------------

5. Recommend to the Board the selection of the independent auditors for each fiscal year, confirm and assure their independence and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships which effect the auditors' independence and should receive the written statement from the independent auditors required by Independence Standards Board Standard No. 1, as amended, modified or supplemented from time to time.

6. Recommend to the Board the advisability of having the independent auditors make specified studies and reports as to auditing matters, accounting procedures, tax or other matters.

7. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

8. Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

Financial Reporting Processes
-----------------------------

9. Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10.      Consider   and  approve,   if   appropriate,   major   changes  to  the
         Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

Process Improvement
-------------------

11. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13.      Review  any   significant   disagreement   among   management  and  the
         independent auditors in connection with the preparation of any of the Corporation's financial statements.

14. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Legal Compliance
----------------

15. Review with the Corporation's corporate counsel legal compliance matters including corporate securities trading policies.

16.      Review with the  Corporation's  corporate counsel any legal matter that
         could  have  a  significant  impact  on  the  Corporation's   financial
         statements.

Other Responsibilities
----------------------

         Perform any other activities consistent with this Charter, and the Corporation's Certificate of Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

PROXY                                                                     PROXY
-----                                                                     -----

                          dick clark productions, inc.
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

         The undersigned holder of Common Stock of dick clark productions, inc., revoking all proxies heretofore given, hereby constitutes and appoints Francis
C. La Maina and Martin Eric Weisberg, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of dick clark productions, inc., to be held at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York on Thursday, November 2, 2000, at 11:30 a.m., local time, and at any adjournments or postponements thereof.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies heretofore given.

         Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may properly come before the Annual Meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR Proposal 2.

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE


      __________________              _______________          PLEASE MARK YOUR        |X|
        ACCOUNT NUMBER                     COMMON              CHOICE LIKE THIS IN
                                                               BLUE OR BLACK INK:

I PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS  |_|

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
            LISTED NOMINEES TO SERVE AS DIRECTORS AND FOR PROPOSAL 2.

(1)      Election of seven (7) Directors

                      FOR all nominees listed below                        WITHHOLD AUTHORITY to vote
                   (EXCEPT AS MARKED TO THE CONTRARY)                     for all nominees listed below
                                   |_|                                                 |_|

Nominees:     Richard W. Clark               Lewis Klein
              Karen W. Clark                 Jeffrey B. Logsdon
              Francis C. La Maina            Enrique F. Senior
              Robert A. Chuck


(Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

(2)      Proposal for the  appointment of Arthur  Andersen LLP        FOR       AGAINST     ABSTAIN
         as the Company's auditors for the 2001 fiscal year           |_|        |_|          |_|

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                                     Dated  ______________, 2000

                                                     ---------------------------

                                                     ---------------------------
                                                                Signature(s)
                                                     (Signatures  should conform
                                                     to names as registered. For
                                                     jointly owned shares,  each
                                                     owner  should  sign.   When
                                                     signing    as     attorney,
                                                     executor,    administrator,
                                                     trustee,     guardian    or
                                                     officer  of a  corporation,
                                                     please give full title.)

                 PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY